Exhibit 99.1
SELECTICA ANNOUNCES RESTRUCTURING AND MANAGEMENT CHANGES
SAN JOSE, Calif. — July 1 2008 — Selectica (Nasdaq: SLTC), a provider of enterprise contract lifecycle management and sales configuration solutions, today announced a restructuring designed to streamline operations, improve efficiency, and better align expenses with revenues. In conjunction with the restructuring, after leading Selectica through an important transition including completion of the review of the company’s stock option grant process and resolution of patent infringement litigation, Robert Jurkowski has resigned as Chairman and CEO and will no longer serve as a member of Selectica’s board of directors.
Effective immediately, Selectica board members James Thanos and Brenda Zawatski will serve as Co-Chairs of the board and will be actively involved in the company’s business until a successor CEO is named. The company also announced that Steven Goldner, formerly the company’s vice president of engineering, has rejoined Selectica to lead the sales configuration solutions business. Concurrent with Mr. Goldner’s appointment, Michael Shaw, formerly vice president and GM of the sales configuration solutions business, has left Selectica.
Selectica’s board is currently conducting an extensive review of the company’s business and expects to provide additional details of the restructuring plan and an updated financial outlook for the company’s current fiscal year 2009 in its next quarterly earnings report.
Biographies
 James Thanos has served as a director of Selectica since September 2007. He has more than 20 years’ experience in senior management positions with enterprise software companies. Since June 2002, Mr. Thanos has served on advisory boards and has provided consulting services to a variety of companies. From June 2000 to June 2002, Mr. Thanos served as EVP and GM, worldwide field operations of BroadVision, Inc., an enterprise software company. Previously, Mr. Thanos held VP positions with various companies including Aurum Software, Harvest Software, Metaphor, Inc., Informix and Dun & Bradstreet Software. Mr. Thanos also serves on the boards of directors of SupportSoft, Inc., ClickSoftware, Inc. and Corticon Technologies. Mr. Thanos holds a B.A. in behavioral sciences from the Johns Hopkins University.
Brenda Zawatski has served as a director of Selectica since November 2005. She has more than 15 years’ experience in senior management positions with leading technology companies. Since July 2007, Ms. Zawatski has been providing consulting services to various companies. From January 2006 to July 2007, Ms. Zawatski served as the VP of sales and marketing for Pillar Data Systems. From January 2005 to January 2006, Ms. Zawatski was the VP of sales and GM of information lifecycle management solutions at StorageTek. From August 2002 to January 2005, Ms. Zawatski served as VP of product and solutions marketing for VERITAS Software. From March 1982 to August 2002, Ms. Zawatski held significant roles at IBM as VP, Tivoli Storage Software; VP, Removable Media Storage Solutions; and director of S/390 enterprise systems. Ms. Zawatski holds a B.S. in Accounting and Computer Science from Penn State University.
Steven Goldner has more than 30 years of engineering experience. Prior to originally joining Selectica in September 2006, Mr. Goldner was VP, engineering and operations for Active Decisions, Inc., a leading provider of guided selling applications that was acquired in September

2006 by Knova Software, Inc., where he was responsible for development, QA, IT and data center operations. Mr. Goldner has also held senior engineering positions at Cascadeworks, i2 Technologies, Supplybase, Diffusion, Worldtalk Corporation, and Sun Microsystems. Mr. Goldner has a Master of Engineering degree in Electrical Engineering and a B.S. in Electrical and Computer Engineering from the University of Michigan.
About Selectica, Inc.
 Selectica (Nasdaq: SLTC) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Hitachi, International Paper, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.
Forward Looking Statements
 Certain statements in this release and elsewhere by Selectica are “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica’s products and services; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission.
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Investor Contact:
Scott Wilson, 415-785-7945, ir@selectica.com
Media Contact:
Tom Woolf, 415-259-5638, pr@selectica.com